Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Contact:	Mason N. Carter, Chairman & CEO
973-575-1300, ext. 1202
mnc@merrimacind.com

Merrimac Reports Third Quarter 2008 Results

Income from Continuing Operations For Third Quarter and First Nine Months of 2008

New Orders, Backlog and Revenue Continue Strong

WEST CALDWELL, N.J. November 18, 2008: Merrimac Industries, Inc. (Amex: MRM), a leader in the design and manufacture of RF Microwave components, subsystem assemblies and micro-multifunction modules (MMFM®), today announced the results for the third quarter and first nine months of 2008.

Previously reported results of operations of Filtran Microcircuits Inc. (“FMI”) for the third quarter and first nine months of 2007 have been reclassified and reported as discontinued operations.

Net sales from continuing operations for the third quarter of 2008 were $8,328,000, an increase of $1,716,000 or 26.0 percent compared to the third quarter of 2007 net sales of $6,612,000. Net sales from continuing operations increased due to the higher level of orders received during the prior year, with its resultant larger backlog that continued during 2008, including higher sales of Core and Multi-Mix® products to the defense industry-related customers the Company serves, as well as a continuation of the favorable trend in orders received during the current year that positively impacted backlog during 2008.

Gross profit from continuing operations for the third quarter of 2008 was $2,749,000, a decrease of $67,000 or 2.4 percent, and was 33.0 percent of sales as compared to gross profit of $2,816,000 or 42.6 percent of sales for the third quarter of 2007. The decrease in gross profit from continuing operations for the third quarter of 2008 was due to an aggressive pricing strategy on new long-term programs that required significant engineering content in the development phase, which is now complete.

Operating income from continuing operations for the third quarter of 2008 was $220,000, compared to operating income from continuing operations of $317,000 for the third quarter of 2007. The decrease in operating income from continuing operations for the third quarter of 2008 as compared to the third quarter of 2007 was due to the lower gross profit margins and increased selling, general and administrative expenses. The increase in selling, general and administrative expenses was partially due to accounting and legal fees in preparation for the credit facility with Wells Fargo Bank.

Income from continuing operations for the third quarter of 2008 was $193,000 compared to income from continuing operations of $245,000 for the third quarter of 2007. Income per diluted share from continuing operations for the third quarter of 2008 was $.06 compared to income from continuing operations of $.08 per diluted share for the second quarter of 2007.

Loss from discontinued operations for the third quarter of 2008 was $(11,000) compared to a loss from discontinued operations of $(2,058,000) for the third quarter of 2007. Loss per share from discontinued operations for the third quarter of 2008 was nil compared to a loss from discontinued operations of $(.70) per basic share and $(.69) per diluted share for the third quarter of 2007.

Net income for the third quarter of 2008 was $182,000 compared to a net loss of $(1,813,000) for the third quarter of 2007. Net income per diluted share for the third quarter of 2008 was $.06 compared to a net loss of $(.61) per diluted share for the third quarter of 2007.

Net sales from continuing operations for the first nine months of 2008 were $21,576,000, an increase of $5,081,000 or 30.8 percent compared to net sales of $16,495,000 for the first nine months of 2007.

Gross profit for the first nine months of 2008 was $8,448,000, an increase of $1,568,000 or 22.8 percent, and was 39.2 percent of net sales as compared to gross profit of $6,880,000 or 41.7 percent of net sales for the first nine months of 2007. The increase in gross profit for the first nine months of 2008 was due to the higher sales level and the positive impact that this had on the Company from a higher level of absorption of its fixed manufacturing costs.

Operating income from continuing operations for the first nine months of 2008 was $573,000 compared to an operating loss from continuing operations for the first nine months of 2007 of $(632,000). The increase in operating income from continuing operations for the first nine months of 2008 as compared to the first nine months of 2007 was due to the increase in sales, and the decrease in research and development spending, partially offset by higher sales commissions and increased selling, general and administrative expenses.

Income from continuing operations for the first nine months of 2008 was $437,000 compared to a loss from continuing operations of $(688,000) for the first nine months of 2007. Income from continuing operations per diluted share for the first nine months of 2008 was $.15 compared to a loss from continuing operations of $(.23) per share for the first nine months of 2007.

Loss from discontinued operations for the first nine months of 2008 was $(66,000) compared to a loss from discontinued operations of $(5,858,000) for the first nine months of 2007. Loss from discontinued operations per diluted share for the first nine months of 2008 was $(.02) compared to a loss from discontinued operations of $(1.97) per share for the first nine months of 2007.

Net income for the first nine months of 2008 was $371,000 compared to a net loss of $(6,546,000) for the first nine months of 2007. Net income per diluted share for the first nine months of 2008 was $.13 compared to a net loss of $(2.20) per share for the first nine months of 2007.

Orders of $9,295,000 were received during the third quarter of 2008, an increase of $2,266,000 or 32.2 percent compared to $7,029,000 in orders received during the third quarter of 2007. Orders of $24,688,000 were received during the first nine months of 2008, an increase of $2,921,000 or 13.4 percent compared to $21,767,000 in orders received during the first nine months of 2007. Backlog increased by $3,112,000 or 17.3 percent to $21,103,000 at the end of the third quarter of 2008 compared to $17,991,000 at year-end 2007, due to the increased orders received during the first nine months of 2008, including orders from defense industry-related customers that are scheduled for shipment later in 2008 and 2009. The book-to-bill ratio for the third quarter of 2008 was 1.12 to 1 and for the third quarter of 2007 was 1.06 to 1. The book-to-bill ratio for the first nine months of 2008 was 1.14 to 1 and for the first nine months of 2007 was 1.32 to 1. The orders, backlog and book-to-bill data exclude FMI information for 2007.

Also, today, the Company reported that the Audit Committee of Merrimac Industries, Inc. determined that reissuing the previously filed financial statements for the fiscal 2008 second quarter was appropriate to correct accounting errors discovered by management. Please refer to the Company’s Form 10-Q/A for fiscal 2008 second quarter filed today.

Chairman and CEO Mason N. Carter commented, “It is not pleasant to report that the Company’s accounting controls and procedures were not effective. However, we plan to implement effective remediation with two core components: 1) hiring key accounting personnel, and 2) optimizing the manufacturing and accounting potential of our new operating system. Combining the lessons learned from these events with our management team’s commitment provides a platform to manage the growth potential of our business.” “On a very positive note, we are pleased to report the quarterly record of $9.3 million of orders received in the third quarter. Especially positive was that over $2 million of the new orders were for products that utilize Multi-Mix® Microtechnology solutions. This Multi-Mix® business is incremental to our strong Core bookings and not a replacement for Core technology. It is encouraging that this record level represents a very good product mix enhancing our record backlog level.

“Our refinancing of a new asset based loan with Wells Fargo Business Credit, an operating division of Wells Fargo Bank, N.A. is working well for us as our Team has a strong asset management orientation. We look forward to a long, prosperous relationship with our new banking partner.

“Our financial highlights include:

•	Third quarter income from continuing operations of $193,000 or $.06 per diluted share.
•	Orders booked for the third quarter of 2008 were $9.3 million. Orders booked were $24.7 million for the first nine months of 2008.
•	Continuing solid third quarter-end backlog of $21.1 million.
•	Book-to-bill ratio of 1.14 to 1 for the first nine months of 2008.
•	Working capital of $11.6 million and current ratio of 3.4 to 1.”

Investors are invited to participate in the financial results conference call on Tuesday, November 18, 2008 at 4:15 p.m. (Eastern) by dialing 1-800-723-6751(for International callers: 1-785-830-7980) five minutes prior to the scheduled start time, and reference the Merrimac Industries third quarter 2008 conference call. For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 5746902.

This conference call will also be broadcast live over the internet by logging on to the web at this address:

Should you be unable to participate during the live webcast, a link to the archived webcast will be posted on the Merrimac Industries, Inc. website http://www.merrimacind.com .

About Merrimac

Merrimac Industries, Inc. is a leader in the design and manufacture of RF Microwave signal processing components, subsystem assemblies, and Multi-Mix® micro-multifunction modules (MMFM®), for the worldwide Defense, Satellite Communications (Satcom), Commercial Wireless and Homeland Security market segments. Merrimac is focused on providing Total Integrated Packaging Solutions® with Multi-Mix® Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration. Multi-Mix® MMFM® provides a patented and novel packaging technology that employs a platform modular architecture strategy that incorporates embedded semiconductor devices, MMICs, resistors, passive circuit elements and plated-through via holes to form a three-dimensional integrated module used in High Power, High Frequency and High Performance mission-critical applications. Merrimac Industries facilities are registered under ISO 9001:2000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. has facilities located in West Caldwell, NJ and San Jose, Costa Rica and has approximately 210 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip and bonded stripline Teflon (PTFE) circuits and subsystems providing Total Integrated Packaging Solutions® for wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix®, Multi-Mix PICO®, MMFM®, System In A Package®, SIP® and Total Integrated Packaging Solutions® are registered trademarks of Merrimac Industries, Inc. For more information about Merrimac Industries, Inc. please visit our website http://www.merrimacind.com .

This press release contains statements relating to future results of the Company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix® products; the possibilities of impairment charges to the carrying value of our Multi-Mix® assets, thereby resulting in charges to our earnings; risks associated with adequate capacity to obtain raw materials and reduced control over delivery schedules and costs due to reliance on sole source or limited suppliers; slower than anticipated penetration into the satellite communications, defense and wireless markets; failure of our Original Equipment Manufacturer or OEM customers to successfully incorporate our products into their systems; changes in product mix resulting in unexpected engineering and research and development costs; delays and increased costs in product development, engineering and production; reliance on a small number of significant customers; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; general economic and industry conditions; the ability to protect proprietary information and technology; competitive products and pricing pressures; our ability and the ability of our OEM customers to keep pace with the rapid technological changes and short product life cycles in our industry and gain market acceptance for new products and technologies; risks relating to governmental regulatory actions in communications and defense programs; and inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties as are detailed from time to time in the Company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Merrimac Industries, Inc.
Summary of Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended
	September 27, 2008 (a)	September 29, 2007 (a)

Net sales	$8,328,000	$6,612,000
Gross profit	2,749,000	2,816,000
Selling, general and administrative expenses	2,423,000	2,099,000
Research and development	106,000	400,000
Operating income	220,000	317,000
Interest and other (expense), net	(17,000)	(72,000)

Provision for income taxes	10,000	-
Income from continuing operations	193,000	245,000

Loss from discontinued operations, after taxes in 2007	(11,000)	(2,058,000)

Net income (loss)	$182,000	$(1,813,000)

Net income (loss) per common share:
Income from continuing operations-basic	$.06	$.08
(Loss) from discontinued operations-basic	$-	$(.70)
Net income (loss) per common share-basic	$.06	$(.62)

Income from continuing operations-diluted	$.06	$.08
(Loss) from discontinued operations-diluted	$-	$(.69)
Net income (loss) per common share-diluted	$.06	$(.61)

Weighted average number of shares outstanding-basic	2,948,000	2,917,000
Weighted average number of shares outstanding-diluted	2,966,000	2,960,000

(a)
In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the operating results of Filtran Microcircuits Inc. for the current and prior period have been reported as discontinued operations.

Merrimac Industries, Inc.
Summary of Condensed Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended
	September 27, 2008 (a)	September 29, 2007 (a)

Net sales	$21,576,000		$16,495,000
Gross profit	8,448,000		6,880,000
Selling, general and administrative expenses	7,021,000		6,293,000
Research and development	853,000		1,219,000
Operating income (loss)	574,000		(632,000)
Interest and other (expense) income, net	(127,000)		(56,000)

Income (loss) from continuing operations	447,000		(688,000)
Provision for income taxes	10,000		-

Loss from discontinued operations	(66,000)		(5,858,000)

Net income (loss)	$371,000		$(6,546,000)

Net income (loss) per common share:
Income from continuing operations-basic	$.15	$	( .23)
(Loss) from discontinued operations-basic	$(.02)		$(1.97)
Net income (loss) per common share-basic	$.13		$(2.20)

Income from continuing operations-diluted	$.15	$	( .23)
(Loss) from discontinued operations-diluted	$(.02)		$(1.97)
Net income (loss) per common share-diluted	$.13		$(2.20)

Weighted average number of shares outstanding-basic	2,940,000		2,975,000
Weighted average number of shares outstanding-diluted	2,965,000		2,975,000

(a)
In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the operating results of Filtran Microcircuits Inc. for the current and prior period have been reported as discontinued operations.

Merrimac Industries, Inc.
Condensed Consolidated Balance Sheets

	September 27, 2008 (Unaudited)	December 29, 2007 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,923,000	$2,004,000
Accounts receivable, net	6,893,000	5,300,000
Inventories	5,886,000	5,040,000
Other current assets	620,000	774,000
Revenue in excess of billing	1,186,000	-
Due from assets sale contract	-	664,000
Total current assets	16,508,000	13,782,000
Property, plant and equipment, net	9,720,000	10,956,000
Restricted cash	-	250,000
Other assets	510,000	532,000
Deferred tax assets	52,000	52,000
Total Assets	$26,790,000	$25,572,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$1,550,000	$550,000
Accounts payable	905,000	944,000
Other current liabilities	2,354,000	2,328,000
Deferred tax liabilities	52,000	52,000
Income taxes payable	10,000	-
Total current liabilities	4,871,000	3,874,000
Long-term debt, net of current portion	3,146,000	3,763,000
Deferred liabilities	64,000	61,000
Total liabilities	8,081,000	7,698,000
Stockholders’ equity:
Common stock	33,000	33,000
Additional paid-in capital	20,253,000	19,790,000
Retained earnings	1,545,000	1,173,000
Treasury stock	(3,122,000)	(3,122,000)
Stockholders’ equity	18,709,000	17,874,000
Total Liabilities and Stockholders’ Equity	$26,790,000	$25,572,000

Merrimac Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 27, 2008 (a)	September 29, 2007 (a)
Cash flows from operating activities:
Net income (loss)	$371,000	$(6,546,000)
Less, loss from discontinued operations	(66,000)	(5,858,000)
Income (loss) from continuing operations	437,000	(688,000)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1,908,000	1,757,000
Amortization of deferred financing costs	24,000	23,000
Share-based compensation	376,000	223,000
Changes in operating assets and liabilities:
Accounts receivable	(1,593,000)	(1,385,000)
Inventories	(846,000)	(742,000)
Revenue in excess of billing	(1,186,000)	-
Other current assets	49,000	57,000
Other assets	69,000	(30,000)
Other current liabilities	31,000	245,000
Deferred liabilities	2,000	18,000
Net cash used by operating activities-continuing operations	(729,000)	(522,000)
Net cash used by operating activities-discontinued operations	(66,000)	(363,000)
Net cash used by operating activities	(795,000)	(885,000)
Cash flows from investing activities:
Purchases of capital assets	(672,000)	(1,071,000)
Proceeds from sale of discontinued operations	665,000	-
Net cash used in investing activities-continuing operations	(7,000)	(1,071,000)
Net cash used in investing activities-discontinued operations	-	(180,000)
Net cash provided by (used in) investing activities	(7,000)	(1,251,000)
Cash flows from financing activities:
Repurchase of common stock for the treasury	-	(2,148,000)
Borrowings under revolving credit facility	1,000,000	-
Repayment of long-term debt	(617,000)	(413,000)
Restricted cash returned (deposited)	250,000	(250,000)
Proceeds from the exercise of stock options	29,000	74,000
Proceeds from Stock Purchase Plan sales	59,000	79,000
Net cash provided by (used in) financing activities-continuing operations	721,000	(2,658,000)
Net cash used in financing activities-discontinued operations	-	(52,000)
Net cash provided by (used in) financing activities	721,000	(2,710,000)
Effect of exchange rate changes	-	33,000
Net decrease in cash and cash equivalents	(81,000)	(4,813,000)
Cash and cash equivalents at beginning of period, including $562,000 reported under assets held for sale in 2007	2,004,000	5,961,000
Cash and cash equivalents at end of period, including $43,000 reported under assets held for sale in 2007	$1,923,000	$1,148,000

(a)
In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the operating results of Filtran Microcircuits Inc. for the current and prior period have been reported as discontinued operations.